Exhibit 99.1

For further information
Contact Vincent A. Paccapaniccia
Chief Financial Officer
at (215) 569-9900

FOR IMMEDIATE RELEASE

May 19, 2015

CSS INDUSTRIES, INC. AUTHORIZES
ADDITIONAL COMMON STOCK REPURCHASES

CSS Industries, Inc. (NYSE:CSS) today announced that its Board of Directors has authorized an additional buy back of up to 500,000 shares of its Common Stock at prices and pursuant to other terms and conditions that the Company's officers deem appropriate. Share repurchases under the program may take place through open market purchases or privately negotiated transactions. There are 9,343,753 shares of the Company's Common Stock presently outstanding. Any such buy back is subject to compliance with applicable regulatory requirements and relevant covenants in the Company's credit facility.

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of all occasion and seasonal social expression products, principally to mass market retailers. These all occasion and seasonal products include decorative ribbons and bows, boxed greeting cards, gift tags, gift wrap, gift bags, gift boxes, gift card holders, decorative tissue paper, decorations, classroom exchange Valentines, floral accessories, Easter egg dyes and novelties, craft and educational products, stickers, memory books, stationery, journals, note cards, infant and wedding photo albums, scrapbooks, and other gift items that commemorate life’s celebrations.